Exhibit 99.1

Columbia Care Announces Date of Special Meeting of Shareholders and

Receipt of Interim Order

NEW YORK, N.Y., June 15, 2022 – Columbia Care Inc. (NEO: CCHW) (CSE: CCHW) (OTCQX: CCHWF) (FSE: 3LP) (“Columbia Care” or the “Company”), one of the largest and most experienced cultivators, manufacturers and providers of cannabis products in the U.S., announced today that its special meeting of shareholders to vote on a proposed business combination of Columbia Care and Cresco Labs Inc. (“Cresco”) will be held on July 8, 2022 at 10:00 AM EST.

The record date for the special meeting of shareholders was May 10, 2022. Proxy materials, including the management information circular (the “Circular”), will be made available in Columbia Care’s public filings on both SEDAR (www.sedar.com) and with the U.S. Securities and Exchange Commission (the “SEC”) on EDGAR (www.sec.gov). Columbia Care shareholders that have any questions or need assistance in voting their shares should contact the Company’s proxy solicitation agent, Morrow Sodali, at 1-888-999-2785 toll free in North America, or call collect outside North America at 1-289-695-3075 or by email at assistance@morrowsodali.com.

At the meeting, Columbia Care shareholders will be asked to consider and vote upon the following proposals:

a)

to consider pursuant to an amended interim order of the Supreme Court of British Columbia granted on June 6, 2022 (the “Interim Order”) and, if thought advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”), the full text of which is set forth in Appendix B to Circular, to approve a plan of arrangement (the “Arrangement”) under Division 5 of Part 9 of the Business Corporations Act (British Columbia), whereby, among other things, Cresco will acquire all of the issued and outstanding common shares and proportionate voting shares of the Company in accordance with the terms of an arrangement agreement dated March 23, 2022 (the “Arrangement Agreement”) between Columbia Care and Cresco, all as more particularly described in the Circular, including in the section entitled “The Arrangement” beginning on page 32 of the Circular; and

b)	to transact such other business as may properly be brought before the meeting or any adjournment thereof.

The proposed Arrangement Agreement has been unanimously approved by Columbia Care’s Board of Directors and by a special committee of independent directors of Columbia Care, which was appointed by the Columbia Care Board of Directors. The Columbia Care Board of Directors unanimously recommends that shareholders vote FOR the Arrangement.

Investors are strongly encouraged to read the proxy materials that were filed with the SEC on June 15, 2022 and when filed on SEDAR before authorizing a proxy to vote, including the section in the Circular entitled “Risk Factors”.

About Columbia Care

Columbia Care is one of the largest and most experienced cultivators, manufacturers and providers of cannabis products and related services, with licenses in 18 U.S. jurisdictions and the EU. Columbia Care operates 131 facilities including 99 dispensaries and 32 cultivation and manufacturing facilities, including those under development. Columbia Care is one of the original multi-state providers of medical cannabis in the U.S. and now delivers industry-leading products and services to both the medical and adult-use markets. In 2021, the Company launched Cannabist, its new retail brand, creating a national dispensary network that leverages proprietary technology platforms. The Company offers products spanning flower, edibles, oils and tablets, and manufactures popular brands including Seed & Strain, Triple Seven, gLeaf, Classix, Press, Amber and Platinum Label CBD. For more information on Columbia Care, please visit www.col-care.com.

Additional Information and Where to Find It

In connection with the proposed transaction, Columbia Care will file the Circular containing important information about the proposed transaction and related matters. Additionally, Columbia Care and Cresco will file other relevant materials in connection with the proposed transaction with applicable securities regulatory authorities. Investors and security holders of Columbia Care are urged to carefully read the entire Circular (including any amendments or supplements to such documents when such documents become available) before making any voting decision with respect to the proposed transaction, as it contains important information about the proposed transaction and the parties to the transaction. The Circular will be mailed to Columbia Care shareholders and will be accessible via EDGAR and SEDAR.

Investors and security holders of Columbia Care may obtain a free copy of the Circular, as well as other relevant filings containing information about Columbia Care and the proposed transaction, without charge, at the SEC’s website (www.sec.gov) or from Columbia Care by going to Columbia Care’s Investor Relations page on its website, under Events, at https://investors.columbia.care/.

Participants in the Solicitation

Columbia Care and certain of its respective directors, executive officers and employees may be deemed to be participants in the solicitation of Columbia Care proxies in respect of the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Columbia Care shareholders in connection with the proposed transaction are set forth in the Circular for the proposed transaction. Other information regarding the participants in the Columbia Care proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, are also contained in the Circular and other relevant materials to be filed with the SEC in connection with the proposed transaction. Copies of these documents may be obtained, free of charge, from the SEC or Columbia Care as described in the preceding paragraph.

Caution Concerning Forward Looking Statements

This press release contains “forward-looking information” within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements or information, which although considered reasonable by the Company, may prove to be incorrect and are subject to known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by any forward-looking information. These risks, uncertainties and other factors include, among others, favorable operating and economic conditions; obtaining and maintaining all required licenses and permits; favorable production levels and sustainable costs from the Company’s operations; and the level of demand for cannabis products, including the Company’s products sold by third parties. In addition, securityholders should review the risk factors discussed under “Risk Factors” in the Circular and “Risk Factors” in Columbia Care’s Form 10 dated May 9, 2022, filed with the applicable securities regulatory authorities and described from time to time in documents filed by the Company with Canadian and U.S. securities regulatory authorities.

Investor Contact

Lee Ann Evans

SVP, Capital Markets

ir@col-care.com

Media Contact

Lindsay Wilson

VP, Communications

+1.978.662.2038

media@col-care.com